Exhibit 99.3

Behringer Harvard REIT I, Inc. 1325 G Street, Washington D.C. Quarterly Update implications and risks of investment in such securities. A copy of the prospectus must be made available to you at or prior to this presentation. 403936 November 17, 2009

Questions? During the call, please e-mail questions to: bhreit@behringerharvard.com

Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include changes in general economic conditions, changes in real estate conditions, lack of available financing, increases in interest rates, tenant defaults, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2009 and our Annual Report on Form 10-K for the year ended December 31, 2008, each as filed with the SEC.

Presenters Bob Aisner Chief Executive Officer and President Michael Ernst Chief Financial Officer and Treasurer Scott Fordham Chief Accounting Officer One BriarLake Plaza, Houston, TX

Portfolio Characteristics 74 operating office properties 1 development property 25.8 million square feet 34 markets 222 S. Riverside, Chicago, IL Bank of America Plaza, Charlotte, NC Three Eldridge Place, Houston, TX

10 Largest Markets – by % of NOI 23.4% 12.3% 10.2% 5.4% 4.6% 4.1% 3.5% 3.5% 3.1% 2.9% 0% 5% 10% 15% 20% 25% Chicago Houston Philadelphia Charlotte Atlanta Dallas/Fort Worth Austin Washington DC Baltimore Louisville As of September 30, 2009 % of NOI

10 Largest Markets – by % of square footage As of September 30, 2009 17.2% 13.7% 12.1% 5.4% 5.2% 4.8% 4.3% 3.9% 3.5% 3.0% 0.0% 5.0% 10.0% 15.0% Chicago Philadelphia Houston Dallas/Ft. Worth Atlanta Louisville Minneapolis/St. Paul Cleveland Charlotte New Orleans % of Square Footage

Significant Tenants

Tenants		Annualized Base Rental Revenue (in thousands)	Percentage of Company Annualized Base Rental Revenue	Square Feet Leased (in thousands)	Percentage of Company Leased Sq. Ft.
GSA	$	23,296	5%	1,060	5%
Bank of America		14,541	3%	731	3%
Fifth Third Bank		8,090	2%	412	2%
Nokia Inc		8,086	2%	270	1%
EDS Information Systems LLC		5,287	1%	243	1%
Rambus, Inc.		4,917	1%	97	0%
J. Ray McDermott, Inc.		4,653	1%	190	1%
Cirrus Logic, Inc		4,633	1%	197	1%
Lawson Software		4,491	1%	308	1%
CDW Corporation		4,481	1%	290	1%
KeyBanc		4,263	1%	202	1%
Disney Enterprises, Inc		4,136	1%	115	1%
Duane Morris, LLP		3,984	1%	257	1%
Waste Management, Inc.		3,942	1%	185	1%
Litton Loan Servicing, L.P.		3,860	1%	199	1%
RSUI Group		3,832	1%	134	1%
Allstate Insurance Co.		3,709	1%	186	1%
Children's Hospital of Philadelphia		3,709	1%	193	1%
Goldman Sachs		3,702	1%	150	1%
excelleRX		3,367	1%	141	1%
Total	$	120,979	27%	5,558	25%
Total Company	$	447,524		22,005	

The above table sets forth a schedule of the Company's 20 largest tenants, including their subsidiaries, based upon annualized contractual base rents, as of September 30, 2009. Annualized base rental revenue is based on actual September 2009 billings times 12. As annualized base rental revenue is not derived from the historical GAAP results, historical results may differ from those set forth above.

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REIT I, INC.

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Industry Diversification

Industry Classification		Annualized Base Rental Revenue	Percentage of Company Annualized Base Rental Revenue	Square Feet Leased	Percentage of Total Company Leased Sq. Ft.
Professional, Scientific & Technical Services	$	126,371	28%	6,202	28%
Finance & Insurance		119,148	27%	5,953	27%
Public Administration		34,088	8%	1,532	7%
Manufacturing		29,910	7%	982	4%
Information		21,978	5%	1,068	5%
Administrative, Support & Waste Management		19,954	4%	911	4%
Health Care & Social Assistance		18,610	4%	1,045	5%
Real Estate, Rental & Leasing		10,236	2%	609	3%
Other Services (except Public Administration)		10,224	2%	310	1%
Mining		9,143	2%	432	2%
Retail Trade		7,610	2%	817	4%
Educational Services		6,834	2%	349	2%
Utilities		6,454	1%	326	1%
Construction		6,201	1%	261	1%
Accommodation & Food Services		6,013	1%	302	1%
Wholesale Trade		4,808	1%	230	1%
Arts, Entertainment & Recreation		4,523	1%	338	2%
Transportation & Warehousing		3,384	1%	158	1%
Management of Companies and Enterprises		1,294	0%	13	0%
Agriculture, Forestry, Fishing & Hunting		188	0%	9	0%
Other		553	0%	158	1%
Total:	$	447,524	100%	22,005	100%

- The above table lists the Company's 20 industry classifications based on annualized contractual base rent, as of September 30, 2009.
- The Company's tenants are classified according to the U.S. Government's North American Industrial Classification System (NAICS).
- Annualized base rental revenue is based on actual September 2009 billings times 12.
- As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

BehringerHarvard
REIT I, INC.

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© 2009 Behringer Harvard

Asset Locations Behringer Harvard REIT I, Inc. Properties Pins represent location and number of assets as of September 30, 2009.

Third Quarter 2009 – Leasing Activity 796,000 square feet of leases expiring 414,000 square feet of leases renewed 54,000 square feet of expansion leases 104,000 square feet of new leases Average new net rent was 6% lower than expiring rent Portfolio occupancy declined from 87% to 86% Loss of WolfBlock (Philadelphia – 167,000 square feet) was primary negative factor 52% of square footage renewed (66% excluding WolfBlock) 61% of tenants renewed

Leasing for Remainder of 2009 Lease expiration schedule is light for next four quarters Q4 ‘09 – 507,000 square feet (2.0%) Q1 ‘10 – 721,000 square feet (2.8%) Q2 ‘10 – 384,000 square feet (1.5%) Q3 ‘10 – 539,000 square feet (2.1%) Total – 2,151,000 square feet (8.4%) Q4 ‘09 Expirations – Largest lease for 135,000 square feet has been 100% renewed November leasing pipeline shows good activity Signed Letters of Intent – 681,000 square feet (above average probability) Negotiating Letters of Intent – 1,022,000 square feet (average probability) Proposals out – 1,412,000 square feet (low probability)

Lease Expirations % of Total Square Feet 2.0% 8.6% 11.4% 8.8% 10.7% 8.9% 0% 2% 4% 6% 8% 10% 12% 2009 (Q4) 2010 2011 2012 2013 2014 As of September 30, 2009

Occupancy 83% 87% 85% 87% 93% 77% 86% 90% 84% 91% 96% 77% 70% 75% 80% 85% 90% 95% 100% National Chicago CBD Houston Metro Philadelphia CBD Charlotte CBD Atlanta Suburbs BH BH BH BH BH BH As of September 30, 2009 Source: CB Richard Ellis, third quarter office leasing reports

Debt Maturities $0 $60 $543 $105 $77 $74 $797 $1,073 $134 $150* $0 $200 $400 $600 $800 $1,000 $1,200 2009 2010 2011* 2012 2013 2014 2015 2016 2017 $693 *Assumes one-year extension of our credit facility. (In Millions) As of September 30, 2009

Funds from Operations and Modified Funds from Operations FFO and MFFO Results FFO of $19.8 million, or 7 cents per share. FFO was negatively impacted by asset impairment charges of $7.7 million, or approximately 2.7 cents per share. MFFO of $27.7 million, or 9 cents per share. MFFO differs from FFO in that it excludes acquisition-related costs, impairment charges and the impact of changes in the fair value of derivatives.

Modified Funds from Operations MFFO increased 3 cents per share over second quarter 2009. Second quarter MFFO was negatively impacted by 2 cents of one-time items relating to the restructure of our line of credit, the termination of an interest rate swap agreement, and the premium paid to acquire a portion of the outstanding IPC debentures. During the third quarter, we completed the process of acquiring the outstanding debentures. In retiring the debentures, we paid a premium-to-face of approximately 3 percent, but we are saving almost $3 million annually of net interest.

Third Quarter 2009 – Leasing Cost Analysis Renewals 414,000 square feet $8.56/square foot in tenant improvement and commission costs 3.8 year average term Expansions 54,000 square feet $26.46/square foot in tenant improvement and commission costs 8.3 year average term New leases 104,000 square feet $15.94/square foot in tenant improvement and commission costs 5.1 year average term

Same Store Results Third Quarter 2009 versus Third Quarter 2008 Same store cash NOI for the third quarter 2009 was down $428,000, or less than one percent from the third quarter 2008. Same store occupancy declined approximately four percent from September 30, 2008 to September 30, 2009. Cash NOI benefited from rental rate growth from in-place leases and a decrease in property operating expenses.

Same Store Results Nine Months 2009 versus Nine Months 2008 Same store cash NOI for the nine months ended September 30, 2009 was down $7.8 million, or 3.9 percent, when compared to the nine months ended September 30, 2008. $3.8 million of the decline was attributable to an increase in bad debt expense, some of which may ultimately prove to be collectible. Another significant factor in the decline was an increase in real estate taxes from the prior fiscal year period. We are extremely focused on lowering the real estate taxes at our properties by protesting the appraised values across our portfolio.

Same Store Results Third Quarter 2009 versus Second Quarter 2009 Same store cash NOI for the third quarter 2009 increased $2.2 million, or 3.2% from last quarter. Increase was primarily attributable to lower bad debt expense when comparing the third quarter to the second quarter of 2009. Decrease in bad debts expense was partially offset by seasonal increases in utility costs.

Behringer Harvard REIT I, Inc. Challenges Impacting Cash Tenant issues Renewals Collections Tenant leasing Capital control Tenant improvements Building improvements Opportunities to Increase Cash Leasing opportunities Tenant relationships Lowering operating costs Vendor initiatives Real estate taxes Control capital expenditures Position for portfolio future Sales of non-strategic assets Reduced asset management fees

Behringer Harvard REIT I, Inc. 250 West Pratt, Baltimore, MD Resurgens Plaza, Atlanta, GA Buena Vista Plaza, Los Angeles, CA 500 East Pratt Street, Baltimore, MD Alamo Plaza, Denver, CO One Oxmoor Place, Louisville, KY Crescent Center, Memphis, TN The Wanamaker Building, Philadelphia, PA One Financial Place, Chicago, IL City Center, St. Petersburg, FL Bank of America Plaza, Las Vegas, NV One & Two Eldridge Place, Houston, TX United Plaza, Philadelphia, PA Three Parkway, Philadelphia, PA Energy Centre, New Orleans, LA

Questions? Please e-mail questions to: bhreit@behringerharvard.com